Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE

8 Perimeter Center East, Suite 8050	Atlanta, GA 30346	(770) 481-0305	FAX (770) 901-9550

FOR IMMEDIATE RELEASE

February 25, 2005

Investor Relations Contacts:
EPOCH Financial	(888) 917-5109
Todd Atenhan	tatenhan@epochfinancial.com
Valerie Kimball	vkimball@epochfinancial.com

Jameson Inns Announces Tony Maness as Vice President of Hotel Operations

Atlanta, GA (February 25, 2005) Jameson Inns, Inc. (NASDAQ: JAMS), a leading hotel company, and owner and operator of Jameson Inn and Signature Inn hotels, today announced that D. Anthony Maness has assumed the position of Vice President of Hotel Operations, replacing Gregory Winey, who recently left the Company.

Tony has been a member of the Company’s Executive Team since joining Jameson in July, 1998 as a Regional Manager. Maness has served in various other senior management capacities with the Company including IT Director, Director of Training and Chief Information Officer. Tony has twenty-five years of hotel management and operating experience, including six years with Holiday Inn Worldwide, nine years with McNeill Hospitality and Equity Inns, Inc. where he rose to become Executive Vice President, and five years as the founder and CEO of Winfield Hospitality.

“Tony’s broad experience in hotel management and seven years service in key roles within Jameson will ensure continuity of our current initiatives and programs and will enhance the on-going success of our hotels, said Thomas W. Kitchin, Jameson Inns’ Chairman and Chief Executive Officer.

Jameson Inns, Inc. owns and operates the Jameson Inn and Signature Inn limited service hotel properties. For more information, visit the Company’s website at www.jamesoninns.com.